Exhibit 99.1

ICON ECI Fund Fifteen, L.P.

PORTFOLIO OVERVIEW

THIRD QUARTER 2015

Table of Contents

Introduction to Portfolio Overview	1

Investment During the Quarter	1

Investments Following the Quarter	1

Dispositions During the Quarter	1

Dispositions Following the Quarter	2

Portfolio Overview	2

Commentary	5

Revolving Line of Credit	6

Performance Analysis	6

Transactions with Related Parties	8

Financial Statements	10

Forward Looking Statements	15

Additional Information	15

ICON ECI Fund Fifteen, L.P.

As of January 15, 2016

Introduction to Portfolio Overview

We are pleased to present ICON ECI Fund Fifteen, L.P.'s (the "Fund") Portfolio Overview for the quarter ended September 30, 2015. References to "we," "us," and "our" are references to the Fund, references to the "General Partner" are references to the general partner of the Fund, ICON GP 15, LLC, and references to the "Investment Manager" are references to the investment manager of the Fund, ICON Capital, LLC.

The Fund makes investments in companies that utilize equipment and other corporate infrastructure (collectively, "Capital Assets") to operate their businesses. These investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets.

The Fund raised $196,688,918 commencing with its initial offering on June 6, 2011 through the closing of the offering on June 6, 2013.  During the operating period, we anticipate continuing to invest in Capital Assets.  Following our operating period, we will enter our liquidation period, during which time the loans and leases we own will mature or be sold in the ordinary course of business.

Investment During the Quarter

The Fund made the following investment during the quarter ended September 30, 2015:
Challenge Mfg. Company, LLC
Investment Dates: Structure:	7/10/2015 9/15/2015 Lease	Collateral:	Auxiliary support equipment and robots used in the production of certain automobiles.
Expiration Dates:	7/9/2020 10/9/2020
Purchase Price:	$12,626,000
The Fund's Investment:	$7,659,000

Investments Following the Quarter

The Fund made the following investments after the quarter ended September 30, 2015:
Challenge Mfg. Company, LLC
Investment Date: Structure:	12/29/2015 Lease	Collateral:	Auxiliary support equipment and robots used in the production of certain automobiles.
Expiration Date:	1/9/2021
Purchase Price:	$11,978,000
The Fund's Investment:	$8,984,000
Fugro N.V.
Investment Dates: Structure:	12/24/2015 1/8/2016 Lease	Collateral:	Two mini geotechnical drilling vessels.
Expiration Dates:	12/23/2027 1/7/2028
Purchase Price:	$130,000,000
The Fund's Investment:	$16,198,000

Dispositions During the Quarter

The Fund disposed of the following investments during the quarter ended September 30, 2015:
VAS Aero Services, LLC*
Structure:	Loan	Collateral:	Aircraft engines and related parts.
Disposition Date:	7/23/2015
The Fund's Investment:	$2,000,000
Total Proceeds Received:	$1,514,000
*See Commentary
Varada Ten Pte. Ltd.
Structure:	Loan	Collateral:	One offshore supply vessel.
Disposition Date:	7/28/2015
The Fund's Investment:	$16,771,000
Total Proceeds Received:	$25,413,000

ICON ECI Fund Fifteen, L.P.

Dispositions Following the Quarter

The Fund disposed of the following investments after the quarter ended September 30, 2015:
Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Disposition Dates:	10/29/2015 10/30/2015
The Fund's Investment:	$18,024,000
Total Proceeds Received:	$22,715,000
D&T Holdings, LLC
Structure:	Lease	Collateral:	Trucks, trailers and other equipment.
Disposition Date:	1/14/2016
The Fund's Investment:	$3,355,000
Total Proceeds Received:	$4,594,000

Portfolio Overview

As of September 30, 2015, our portfolio consisted of the following investments:
Kyla Shipping Company
Structure:	Loan	Collateral:	A dry bulk carrier.
Maturity Date:	11/22/2016
Current Status:	See Commentary
Höegh Autoliners Shipping AS
Structure:	Lease	Collateral:	A car carrier vessel.
Expiration Date:	12/21/2020
Current Status:	Performing

ICON ECI Fund Fifteen, L.P.
Portfolio Overview (continued)

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Expiration Dates:	9/30/2015
10/31/2015
Current Status:	Performing
Bergshav Product Tankers
Structure:	Loan	Collateral:	Three product tanker vessels.
Maturity Date:	10/4/2017
Current Status:	Performing
Ezra Holdings Limited
Structure:	Lease	Collateral:	Offshore support vessel.
Expiration Date:	6/3/2021
Current Status:	Performing
Ardmore Shipholding Limited
Structure:	Lease	Collateral:	Two chemical tanker vessels.
Expiration Date:	4/3/2018
Current Status:	Performing
Lubricating Specialties Company
Structure:	Loan	Collateral:	Liquid storage tanks, blending lines and packaging equipment.
Maturity Date:	8/1/2018
Current Status:	Performing
Jurong Aromatics Corporation Pte. Ltd.
Structure: Maturity Date:	Loan 1/16/2021	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.
Current Status:	See Commentary
Quattro Plant Limited
Structure:	Loan	Collateral:	Rail support construction equipment.
Maturity Date:	8/1/2016
Current Status:	Performing
Sargeant Marine, Inc.
Structure:	Loan	Collateral:	Asphalt carrier vessel.
Maturity Date:	12/31/2018
Current Status:	Performing

ICON ECI Fund Fifteen, L.P.
Portfolio Overview (continued)

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	2/28/2018
Current Status:	Performing
SIVA Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum gas tanker vessels.
Expiration Dates:	3/28/2022
4/8/2022
Current Status:	Performing
D&T Holdings, LLC
Structure:	Lease	Collateral:	Trucks, trailers and other equipment.
Expiration Date:	12/31/2018
Current Status:	Performing
Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply vessel.
Expiration Date:	6/12/2024
Current Status:	Performing
Técnicas Marítimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply vessels.
Maturity Date:	8/27/2019
Current Status:	See Commentary
Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers.
Maturity Date:	9/24/2020
Current Status:	Performing
Inotera Memories, Inc.
Structure: Expiration Date:	Lease 11/30/2016	Collateral:	An ASML Twinscan NXT 1970ci photolithograph immersion scanner used in semiconductor manufacturing.
Current Status:	Performing
Challenge Mfg. Company, LLC
Structure:	Lease	Collateral:	Auxiliary support equipment and robots used in the production of certain automobiles.
Expiration Dates:	7/9/2020 10/9/2020
Current Status:	Performing

ICON ECI Fund Fifteen, L.P.
Commentary
Jurong Aromatics Corporation Pte. Ltd.
Jurong is a newly constructed $2 billion state-of-the art aromatics plant.  We participated in a subordinated equipment loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., that was part of the $2 billion financing package that included over $500 million in equity from strategic investors that include SK Energy International, Glencore International AG and Vinmar International Ltd.  While the plant was completed on time, a combination of industry headwinds, downturn in commodities and the Chinese economic slowdown has forced the company into receivership, as the company does not have the liquidity to commence operations.  As part of the receivership, we are hoping that there will be a consensual restructuring with the senior lenders, shareholders and trade creditors.  Given the current distressed situation, we have taken a credit reserve that values the asset at 30% of original cost. The Investment Manager believes that a restructuring makes sense and, given the cyclical nature of the industry that Jurong participates in, and the fact that this is the newest and arguably most technologically advanced aromatics plant in the world, if margins follow historical patterns, there is a chance the investment value will recover.

Kyla Shipping Company
Kyla is a Greek based ship management company.  In 2011, we made a second lien loan secured by one of Kyla's dry bulk vessels. Currently, there are extreme headwinds facing the dry bulk market, mostly as a result of the slowdown in the Chinese economy, which for years was driven by heavy investment that fueled demand for steel, coal and iron ore.  As China moves towards a consumer-driven economy, demand for these commodities has slowed significantly. Consequently, Kyla is in default of the loan and we are working with the company on a restructuring.  In addition, given the depressed market, we have taken a credit reserve of 29% of original cost. Kyla is currently maintaining the vessels and we believe that the best option is to keep vessel with Kyla while we work on a restructuring and wait for the market to hopefully recover.

VAS Aero Services, LLC
VAS is an aftermarket aircraft parts supplier to the aviation industry. In 2011, we, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure, L.P. made an equipment loan to VAS secured by all of VAS' equipment.  Starting in 2012, management made some missteps, specifically by leveraging to purchase several used aircraft engines that it had anticipated would have significant market value when parted out.  However, the demand never materialized, as many airlines simply invested in new aircraft and engines at this time, leaving VAS with inflated inventory levels and insufficient working capital.  After months of working with the other lenders as well as the sponsor, the Investment Manager decided to sell its exposure back to the company at a loss, rather than risk a much larger loss in a Chapter 11.

Técnicas Marítimas Avanzadas, S.A. de C.V.
On August 27, 2014, ICON advanced TMA a senior secured facility of USD 29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured 1st lien and 2nd lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured 1st lien tranche of USD 66,000,000 was funded by an unrelated third party and ICON's original loan of USD 29,000,000 was converted to the senior secured 2nd lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.  On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result of such default, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  The interest on ICON's tranche is currently being capitalized.  By January 2016, each of the four vessels had commenced employment. ICON is currently working with the senior lender and TMA to amend the facility agreement and expects to start receiving payments in the near future.

ICON ECI Fund Fifteen, L.P.
Revolving Line of Credit
On March 31, 2015, we extended our revolving line of credit (the "Facility") with California Bank & Trust ("CB&T") through May 30, 2017 and the amount available under the Facility was increased to $12,500,000. The Facility is secured by all of our assets not subject to a first priority lien. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, by the present value of the future receivables under certain loans and lease agreements in which we have a beneficial interest.

The interest rate for general advances under the Facility is CB&T's prime rate. We may elect to designate up to five advances on the outstanding principal balance of the Facility to bear interest at the London Interbank Offered Rate plus 2.5% per year. In all instances, borrowings under the Facility are subject to an interest rate floor of 4.0% per year. In addition, we are obligated to pay an annualized 0.5% fee on unused commitments under the Facility. At September 30, 2015, there were no obligations outstanding under the Facility and we were in compliance with all covenants related to the Facility.

Performance Analysis
Capital Invested as of September 30, 2015	$225,835,469
Leverage Ratio	0.87:1*
% of Receivables Collected for the Quarter Ended September 30, 2015	93.89%**
* Leverage ratio is defined as total liabilities divided by total equity.
** Collections as of December 31, 2015.  The uncollected receivables relate to our investment with Técnicas Marítimas Avanzadas, S.A. de C.V., Kyla Shipping Company and Jurong Aromatics Corporation Pte. Ltd..

One of our objectives is to provide cash distributions to our partners.  In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations.  We refer to this financial measure as cash available from our business operations, or CABO.  CABO is not equivalent to our net operating income or loss as determined under GAAP.  Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time.  We define CABO as the net change in cash during the period plus distributions to partners and investments made during such period, less the debt proceeds used to make such investments and the activity related to the Facility, as well as the net proceeds from equity raised through the sale of interests during such period.

We believe that CABO may be an appropriate supplemental measure of an equipment fund's performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

ICON ECI Fund Fifteen, L.P.

Performance Analysis (continued)

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund's ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful.  CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity.  CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to partners, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make Investments and Distributions to Partners

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations.  By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement
+ distributions to Partners during the period
+ investments made during the period
- debt proceeds to be specifically used to make an investment
- net proceeds from the sale of Interests during the period
= CABO

	Cash Available From Business Operations
	for the Period January 1, 2015 through September 30, 2015

	Cash balance at January 1, 2015	$20,340,317
	Cash balance at September 30, 2015	$28,873,818

	Net change in cash		$8,533,501

	Add Back:
	Distributions paid to partners from January 1, 2015 through September 30, 2015		$11,973,907

	Investments made during the period
	Purchase of equipment	$2,705,087
	Investment in joint ventures	$5,035,761
	Investment by noncontrolling interests	$(7,501)
			$7,733,347

	Deduct:
	Repurchase of limited partnership interests		$(59,139)

	Cash Available from Business Operations (CABO)		$28,299,894	(1)

(1)	Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

ICON ECI Fund Fifteen, L.P.
Transactions with Related Parties
We have entered into certain agreements with our General Partner, our Investment Manager, and CĪON Securities, LLC, formerly known as ICON Securities, LLC ("CĪON Securities"), a wholly-owned subsidiary of our Investment Manager and the dealer-manager of our offering, whereby we pay or paid certain fees and reimbursements to these parties. CĪON Securities was entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% were paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

In addition, we reimbursed our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses was capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests were sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.

We pay our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.

Our General Partner also has a 1% interest in our profits, losses, distributions and liquidation proceeds. We paid distributions to our General Partner of $40,204 and $119,738 for the three and nine months ended September 30, 2015, respectively. We paid distributions to our General Partner of $40,226 and $119,802 for the three and nine months ended September 30, 2014, respectively. Additionally, our General Partner's interest in the net loss attributable to us was $40,566 and $61,450 for the three and nine months ended September 30, 2015, respectively. Our General Partner's interest in the net income attributable to us was $50,313 and $106,776 for the three and nine months ended September 30, 2014, respectively.

Fees and other expenses incurred by us to our General Partner or its affiliates were as follows:

			Three Months Ended September 30,		Six Months Ended September 30,
Entity	Capacity	Description	2015	2014	2015	2014
ICON Capital, LLC	Investment Manager	Acquisition fees (1)	$191,467	$400,549	$191,467	$1,025,147
ICON Capital, LLC	Investment Manager	Management fees (2)	898,498	299,614	1,575,686	1,209,388
ICON Capital, LLC	Investment Manager	Administrative expense reimbursements (2)	375,157	372,023	1,171,572	1,475,822
ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.	Noncontrolling interest	Interest expense (2)	104,008	103,150	307,728	304,655
			$1,569,130	$1,175,336	$3,246,453	$4,015,012

(1) Amount capitalized and amortized to operations.
(2) Amount charged directly to operations.

ICON ECI Fund Fifteen, L.P.
Transactions with Related Parties (continued)

At September 30, 2015, we had a net payable of $2,815,024 due to our General Partner and affiliates that primarily consisted of a note payable of $2,622,196 and accrued interest of $29,354 due to Fund Fourteen related to its noncontrolling interest in a vessel, the Lewek Ambassador, and administrative expense reimbursements of $125,158 due to our Investment Manager.

At December 31, 2014, we had a net payable of $2,870,701 due to our General Partner and affiliates that primarily consisted of a note payable of $2,609,209 and accrued interest of $30,332 due to Fund Fourteen related to its noncontrolling interest in the Lewek Ambassador, and administrative expense reimbursements of $257,495 due to our Investment Manager.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Financial Statements
Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
	(unaudited)
Assets
Cash	$28,873,818	$20,340,317
Net investment in notes receivable	34,229,842	59,584,520
Leased equipment at cost (less accumulated depreciation of
$47,860,904 and $25,974,093, respectively)	133,084,427	163,201,779
Net investment in finance leases	48,889,888	49,651,259
Investment in joint ventures	16,238,814	22,255,221
Other assets	3,534,633	5,613,561
Total assets	$264,851,422	$320,646,657
Liabilities and Equity
Liabilities:
Non-recourse long-term debt	$112,711,735	$146,012,447
Due to General Partner and affiliates, net	2,815,024	2,870,701
Accrued expenses and other liabilities	7,969,075	12,650,775
Total liabilities	123,495,834	161,533,923

Commitments and contingencies

Equity:
Partners' equity:
Limited partners	131,699,199	149,696,027
General Partner	(436,883)	(255,695)
Total partners' equity	131,262,316	149,440,332
Noncontrolling interests	10,093,272	9,672,402
Total equity	141,355,588	159,112,734
Total liabilities and equity	$264,851,422	$320,646,657

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Financial Statements
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Finance income	$1,619,614	$5,461,488	$7,561,485	$12,653,010
Rental income	10,556,802	4,582,113	34,553,671	13,746,343
(Loss) Income from investment in joint venture	(3,239,186)	657,562	(9,504,736)	1,656,903
Gain on sale of assets, net	-	-	983,474	-
Other (loss) income	(145,059)	(266,129)	(160,815)	22,370
Total revenue	8,792,171	10,435,034	33,433,079	28,078,626

Expenses:
Management fees	898,498	299,614	1,575,686	1,209,388
Administrative expense reimbursements	375,157	372,023	1,171,572	1,475,822
General and administrative	356,687	316,226	1,602,549	1,378,755
Interest	1,549,116	1,267,001	4,854,748	3,897,104
Depreciation	8,419,497	2,764,416	24,917,352	8,293,249
Impairment loss	-	-	1,180,260	-
Credit loss	946,879	-	2,439,108	-
Total expenses	12,545,834	5,019,280	37,741,275	16,254,318

Net (loss) income	(3,753,663)	5,415,754	(4,308,196)	11,824,308
Less: net income attributable to noncontrolling interests	302,936	384,491	1,836,774	1,146,737
Net (loss) income attributable to Fund Fifteen	$(4,056,599)	$5,031,263	$(6,144,970)	$10,677,571

Net (loss) income attributable to Fund Fifteen allocable to:
Limited partners	$(4,016,033)	$4,980,950	$(6,083,520)	$10,570,795
General Partner	(40,566)	50,313	(61,450)	106,776
	$(4,056,599)	$5,031,263	$(6,144,970)	$10,677,571

Weighted average number of limited partnership
interests outstanding	197,385	197,489	197,385	197,489
Net (loss) income attributable to Fund Fifteen per weighted average
limited partnership interests outstanding	$(20.35)	$25.22	$(30.82)	$53.53

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Financial Statements
Consolidated Statements of Changes in Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited	General	Partners'	Noncontrolling	Total
	Interests	Partners	Partner	Equity	Interests	Equity
Balance, December 31, 2014	197,489	$149,696,027	$(255,695)	$149,440,332	$9,672,402	$159,112,734
Net income (loss)	-	1,843,599	18,622	1,862,221	(113,426)	1,748,795
Distributions	-	(3,893,703)	(39,330)	(3,933,033)	(370,539)	(4,303,572)
Investment by noncontrolling interests	-	-	-	-	1,819	1,819
Repurchase of limited partnership
interests	(104)	(59,139)	-	(59,139)	-	(59,139)
Balance, March 31, 2015 (unaudited)	197,385	147,586,784	(276,403)	147,310,381	9,190,256	156,500,637
Net (loss) income	-	(3,911,086)	(39,506)	(3,950,592)	1,647,264	(2,303,328)
Distributions	-	(3,980,232)	(40,204)	(4,020,436)	(667,773)	(4,688,209)
Investment by noncontrolling interests	-	-	-	-	5,682	5,682
Balance, June 30, 2015 (unaudited)	197,385	$139,695,466	$(356,113)	$139,339,353	$10,175,429	$149,514,782
Net (loss) income	-	(4,016,033)	(40,566)	(4,056,599)	302,936	(3,753,663)
Distributions	-	(3,980,234)	(40,204)	(4,020,438)	(385,093)	(4,405,531)
Balance, September 30, 2015 (unaudited)	197,385	$131,699,199	$(436,883)	$131,262,316	$10,093,272	$141,355,588

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Financial Statements
Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(4,308,196)	$11,824,308
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income	1,545,751	1,248,362
Credit loss	2,439,108	-
Rental income paid directly to lenders by lessees	(2,652,753)	(4,256,169)
Rental income recovered from forfeited security deposit	(2,638,850)	-
Loss (income) from investment in joint ventures	9,504,736	(1,656,903)
Depreciation	24,917,352	8,293,249
Impairment loss	1,180,260	-
Interest expense on non-recourse financing paid directly to lenders by lessees	206,644	431,358
Interest expense from amortization of debt financing costs	289,960	157,099
Interest expense from amortization of seller's credit	224,006	223,641
Other financial loss	199,743	74,278
Gain on sale of assets, net	(983,474)	-
Paid-in-kind interest	17,931	32,527
Changes in operating assets and liabilities:
Other assets	2,078,982	(1,843,336)
Deferred revenue	(367,279)	(49,993)
Due to General Partner and affiliates, net	(73,608)	(286,778)
Distributions from joint ventures	735,410	485,251
Accrued expenses and other liabilities	(1,899,577)	247,864
Net cash provided by operating activities	30,416,146	14,924,758
Cash flows from investing activities:
Purchase of equipment	(2,705,087)	-
Proceeds from sale of leased equipment	710,434	-
Investment in joint ventures	(5,035,761)	(8,720,656)
Principal received on finance leases	3,258,950	3,139,427
Investment in notes receivable	-	(9,009,923)
Distributions received from joint ventures in excess of profits	812,022	864,443
Principal received on notes receivable	21,468,964	18,355,009
Net cash provided by investing activities	18,509,522	4,628,300
Cash flows from financing activities:
Repayment of non-recourse long-term debt	(26,561,823)	(6,552,500)
Payment of debt financing costs	(381,394)	-
Investments by noncontrolling interests	7,501	8,915
Distributions to noncontrolling interests	(1,423,405)	(931,467)
Repurchase of limited partnership interests	(59,139)	-
Distributions to partners	(11,973,907)	(11,980,199)
Net cash used in financing activities	(40,392,167)	(19,455,251)
Net increase in cash	8,533,501	97,807
Cash, beginning of period	20,340,317	24,297,314
Cash, end of period	$28,873,818	$24,395,121

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Financial Statements
Consolidated Statements of Cash Flows (unaudited) (continued)

	Nine Months Ended September 30,
	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,801,045	$3,081,352

Supplemental disclosure of non-cash investing and financing activities:
Interest reserve net against principal repayment of note receivable	$-	$206,250
Proceeds from sale of equipment paid directly to lender in settlement
of non-recourse long-term debt and interest	$4,292,780	$-
Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$2,652,753	$4,256,169

ICON ECI Fund Fifteen, L.P.

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA").  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as "may," "will," "could," "anticipate," "believe," "estimate," "expect," "continue," "further," "plan," "seek," "intend," "predict" or "project" and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

"Total Proceeds Received," as referenced in the sections entitled Dispositions During the Quarter and Dispositions Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:
·	Visiting www.iconinvestments.com, or
·	Visiting www.sec.gov, or
·	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.